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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors
One Voice Technologies, Inc.
San Diego, California

We consent to the incorporation of our Independent Auditors' Report dated February 24, 2003, on the financial statements of One Voice Technologies, Inc. for the years ended December 31, 2002 and 2001 and for the period since inception on January 1, 1999 to December 31, 2002, and to the reference to us as experts, in the Registration Statement on Form SB-2 to be filed with the Securities and Exchange Commission on or around June 18, 2003.



                    /S/ STONEFIELD JOSEPHSON, INC.
                    ------------------------------
                    CERTIFIED PUBLIC ACCOUNTANTS
                    SANTA MONICA, CALIFORNIA
                    JUNE 186 2003